Exhibit 99.1

               NEWS RELEASE

FOR IMMEDIATE RELEASE
December 22, 2009
              CONTACT:
Jon Silvon
Tasty Baking Company
(215) 221-8728
jon.silvon@tastykake.com

Meg Kane
Vault Communications, Inc.
Office: (610) 455-2746
mkane@vaultcommunications.com

TASTY BAKING COMPANY REPORTS OPERATIONAL TRANSITION TO

NEW TASTYKAKE® BAKERY IS AHEAD OF SCHEDULE

Three of the seven production lines have now been commissioned at the Philadelphia Navy Yard facility

PHILADELPHIA (December 22, 2009) – Tasty Baking Company (NasdaqGM: TSTY), makers of the Tastykake® snack line, today announced the shift of two additional production lines to its state-of-the-art bakery within the Philadelphia Navy Yard.  Joining the pie production line that was commissioned in early November is one of the cupcake lines and the cookie bar line.  In transitioning these production lines, Tasty Baking Company continues a strategic and phased approach to moving the operations from its Hunting Park baking facility, where Tastykakes have been produced for 87 years, to this new, LEED-registered bakery.  As a result of this commissioning process being ahead of schedule, the full transition is now projected to be completed by spring 2010 rather than summer.   The corporate headquarters for Tasty Baking Company officially transitioned to the Philadelphia Navy Yard in April 2009.

“We are pleased to now have three of the seven production lines successfully operating at the Navy Yard bakery. This significant capital project will provide operational efficiencies and product innovation opportunities not currently available in our Hunting Park facility,” said Charles P. Pizzi, President and Chief Executive Officer for Tasty Baking Company. “Although the commercial production of Cupcakes and Cookie Bars in the new facility is an exciting milestone, the continuing start-up, commissioning and transition period will likely impact ongoing operating results.   Until fully commissioned, we expect to experience incremental production waste, transportation, training and labor expenses."

ABOUT TASTY BAKING COMPANY
Tasty Baking Company (Nasdaq: TSTY), founded in 1914 and headquartered in Philadelphia, Pennsylvania, is one of the country’s leading bakers of snack cakes, pies, cookies, and donuts with manufacturing facilities in Philadelphia and Oxford, Pennsylvania. Tasty Baking Company offers more than 100 products under the Tastykake brand name. For more information on Tasty Baking Company, visit www.tastykake.com. In addition, consumers can send Tastykake products throughout the United States from the Company’s website or by calling 1-800-33-TASTY.

“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, the matters discussed herein are forward-looking statements (as such term is defined in the Securities Act of 1933, as amended) that are subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied herein.  These forward-looking statements may be identified by the use of words such as "anticipate,'' "believe,'' "could,'' "estimate,'' "expect,'' "intend,'' "may,'' "plan,'' "predict,'' "project,'' "should,'' "would,'' "will likely,'' or "is expected to'' and other similar terms.  There are a number of factors that may cause actual results to differ from these forward-looking statements, including, without limitation, the costs to lease and fit-out a new facility and relocate thereto, the risks of business interruption while transitioning to a new facility, possible disruption of production efficiencies arising out of the company’s announcement of and subsequent reduction in workforce, the costs and availability of capital to fund improvements or new facilities, the success of marketing and sales strategies and new product development, the ability to enter new markets successfully, the price of raw materials, and general economic and business conditions.  Other risks and uncertainties that may materially affect the company are provided in the company’s annual report to shareholders and the company’s periodic reports filed with the Securities and Exchange Commission from time to time, including, without limitation, reports on Forms 10-K and 10-Q.  Please refer to these documents for a more thorough description of these and other risk factors.  There can be no assurance that the company will succeed in fully transitioning to the new manufacturing facility by spring of 2010 or that estimated operating cash savings will be realized.  The company assumes no obligation to update publicly or revise any forward-looking statements.